PRICING SUPPLEMENT NO. 78                                         Rule 424(b)(3)
DATED: October 23, 2001                                       File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount:  $20,000,000       Floating Rate Notes [x]     Book Entry Notes [x]

Original Issue Date:  10/24/2001     Fixed Rate Notes [ ]        Certificated Notes [ ]

Maturity Date:  10/24/2002           CUSIP#: 073928VM2

Option to Extend Maturity:           No   [x]
                                     Yes  [ ]     Final Maturity Date:


                                              Optional          Optional
                         Redemption           Repayment         Repayment
   Redeemable On          Price(s)             Date(s)          Price(s)
   -------------       --------------       -------------      -----------

         N/A                 N/A                 N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate:  N/A

[ ]     Commercial Paper Rate                Minimum Interest Rate:  N/A

[ ]     Federal Funds Effective Rate

[ ]     Federal Funds Rate                   Interest Reset Date(s):  Daily

[ ]     Treasury Rate                        Interest Reset Period:  Daily

[ ]     LIBOR Reuters                        Interest Payment Date(s):  *

[ ]     LIBOR Telerate

[X]      Prime Rate +

[ ]     CMT Rate

Initial Interest Rate: 2.64%                 Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.86%

+ Prime Rate as reported on Telerate Page 5 under the heading "Bank Rates/
Prime".

*On the 24th of January, April, July and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.